UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): December 3, 2013

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, First Capital Bancorp, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with John M. Presley, effective as of December 2, 2013, pursuant to which the Company will continue to employ Mr. Presley as Chief Executive Officer and Managing Director. The following summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Agreement is effective December 2, 2013 and will expire on December 31, 2016; provided that on December 31, 2015 and on each December 31st thereafter (the “Renewal Date”), the Agreement will be automatically extended for an additional year, unless the Company gives written notice prior to the Renewal Date that the employment term will not thereafter be extended.

Under the Agreement, Mr. Presley’s initial annual base salary will be $325,000, which will be reviewed annually by the Company’s Board of Directors; provided, however, that in no event will the annual base salary be less than $325,000. Mr. Presley will be entitled to annual cash bonuses and stock-based awards in such amounts as may be determined from time to time by the Board of Directors or the Compensation Committee of the Board of Directors.

The Company may terminate Mr. Presley’s employment at any time for “Cause” (as defined in the Agreement) without the Company incurring any additional obligations to him. If the Company terminates Mr. Presley’s employment for any reason other than for “Cause” or if Mr. Presley terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the annual base compensation specified in the Agreement for two years following the date of termination, as well as certain additional benefits for a specified period of time. Mr. Presley is also entitled to certain payments and benefits if his employment terminates under particular circumstances following a Change in Control (as defined in the Agreement). Upon the termination of his employment, Mr. Presley will be subject to certain noncompetition and non-solicitation restrictions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Employment Agreement by and between First Capital Bancorp, Inc., and John Presley effective December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: December 6, 2013	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and Chief Financial Officer